UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2009

MPC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

906 East Karcher Road, Nampa, ID 83687

(Address of principal executive offices)

(208) 893-3434

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2009, Mr. Akey and the Company entered into a consulting agreement, effective March 13, 2009.  Mr. Akey’s employment with the Company has terminated, but he will remain in his capacity as Chief Financial Officer and perform duties as requested in writing by the Chief Executive Officer in accordance with the consulting agreement.  Under the consulting agreement, Mr. Akey will receive compensation of $125 per hour and reimbursement of all reasonable expenses.

As previously announced, the Company filed bankruptcy and is in the process of liquidation.  It is not anticipated that there will be any distribution to equity holders in connection with the bankruptcy and liquidation.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 31, 2009, Kent Swanson and Eric Murphy resigned as members of the Company’s Board of Directors and all committees they were members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPC CORPORATION

Date: March 31, 2009	By:	/s/ Curtis Akey
Curtis Akey
Vice President &
Chief Financial Officer